                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our reports on the financial statements of Amazing! Smart Card Technologies, Inc. and Greystone Peripherals, Inc. dated April 16, 1999 and April 23, 1999, respectively, included in the Registration Statement and related Prospectus of PubliCARD, Inc. dated June 11, 1999.

                                                /s/ ARTHUR ANDERSEN LLP

San Jose, California
June 10, 1999